[Execution Copy]

________________________________________________________________________

ITAÚ UNIBANCO BANCO MÚLTIPLO S.A.

AND

THE BANK OF NEW YORK MELLON

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS
OF AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated as of March 30, 2009

To be effective as of April 3, 2009

________________________________________________________________________

ARTICLE 1. DEFINITIONS. 2

SECTION 1.01. American Depositary Receipts 2

SECTION 1.02. American Depositary Shares. 2

SECTION 1.03. Beneficial Owner. 3

SECTION 1.04. Brazilian Stock Exchange. 3

SECTION 1.05. Business Day. 3

SECTION 1.06. CBLC 3

SECTION 1.07. Central Bank. 3

SECTION 1.08. Commission. 3

SECTION 1.09. Custodian. 3

SECTION 1.10. CVM. 4

SECTION 1.11. Deposit Agreement. 4

SECTION 1.12. Depositary; Corporate Trust Office. 4

SECTION 1.13. Deliver. 4

SECTION 1.14. Deposited Securities. 4

SECTION 1.15. Dollar. 5

SECTION 1.16. Estatuto. 5

SECTION 1.17. Foreign Currency. 5

SECTION 1.18. Foreign Registrar. 5

SECTION 1.19. Issuer. 5

SECTION 1.20. Owner. 5

SECTION 1.21. Receipts. 6

SECTION 1.22. Registrar. 6

SECTION 1.23. Restricted Receipts. 6

SECTION 1.24. Restricted Securities. 6

SECTION 1.25. Securities Act of 1933. 7

SECTION 1.26. Shares. 7

ARTICLE 2. FORM OF RECEIPTS; DEPOSIT OF SHARES; EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS. 7

SECTION 2.01. Form and Transferability of Receipts. 7

SECTION 2.02. Deposit of Shares. 9

SECTION 2.03. Execution and Delivery of Receipts. 10

SECTION 2.04. Transfer of Receipts; Combination and Split-up of Receipts. 11

SECTION 2.05. Surrender of Receipts and Withdrawal of Shares. 12

SECTION 2.06. Limitations on Execution and Delivery, Transfer and Surrender of Receipts. 14

SECTION 2.07. Mutilated, Destroyed, Lost or Stolen Receipts. 15

SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. 15

SECTION 2.09. Pre-Release of Receipts. 16

SECTION 2.10. Maintenance of Records. 17

SECTION 2.11. Uncertificated American Depositary Shares; Direct Registration System. 17

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS. 20

SECTION 3.01. Filing Proofs, Certificates and Other Information. 20

SECTION 3.02. Liability of Owner for Taxes. 20

SECTION 3.03. Warranties on Deposit of Shares. 21

SECTION 3.04. Information Requests; Delivery of Information to the CVM. 21

SECTION 3.05. Ownership Restrictions 22

SECTION 3.06. Compliance with Information Requests. 23

ARTICLE 4. THE DEPOSITED SECURITIES. 24

SECTION 4.01. Cash Distributions. 24

SECTION 4.02. Distributions other than Cash, Shares or Rights. 24

SECTION 4.03. Distributions in Shares. 25

SECTION 4.04. Rights. 27

SECTION 4.05. Conversion of Foreign Currency. 30

SECTION 4.06. Fixing of Record Date. 31

SECTION 4.07. Voting of Deposited Securities. 32

SECTION 4.08. Changes Affecting Deposited Securities. 34

SECTION 4.09. Reports. 34

SECTION 4.10. Lists of Owners. 34

SECTION 4.11. Withholding. 35

SECTION 4.12. Power of Attorney. 35

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER. 36

SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary. 36

SECTION 5.02. Prevention or Delay in Performance by the Depositary or the Issuer. 37

SECTION 5.03. Obligations of the Depositary, the Custodian and the Issuer. 38

SECTION 5.04. Resignation and Removal of the Depositary. 40

SECTION 5.05. The Custodian. 41

SECTION 5.06. Notices and Reports. 42

SECTION 5.07. Distribution of Additional Shares, Rights, etc. 42

SECTION 5.08. Indemnification. 43

SECTION 5.09. Charges of Depositary. 45

SECTION 5.10. Retention of Depositary Documents. 47

SECTION 5.11. Exclusivity. 47

SECTION 5.12. List of Restricted Securities Owners 47

ARTICLE 6. AMENDMENT AND TERMINATION. 47

SECTION 6.01. Amendment. 47

SECTION 6.02. Termination. 48

ARTICLE 7. MISCELLANEOUS. 50

SECTION 7.01. Counterparts. 50

SECTION 7.02. No Third Party Beneficiaries. 50

SECTION 7.03. Severability. 50

SECTION 7.04. Beneficial Owners and Owners as Parties; Binding Effect. 51

SECTION 7.05. Notices. 51

SECTION 7.06. Governing Law. 52

SECTION 7.07. Compliance With U.S. Securities Laws. 52

SECTION 7.08. Submission to Jurisdiction; Appointment of Agent for Service of Process. 52

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of March 30, 2009 to be effective as of April 3, 2009 among ITAÚ UNIBANCO BANCO MÚLTIPLO S.A. (formerly known as Banco Itaú Holding Financeira S.A.), a banking institution incorporated under the laws of the Federative Republic of Brazil (herein called the Issuer), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation (herein called the Depositary), and all Owners (as hereinafter defined) and Beneficial Owners (as hereinafter defined) from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, the Issuer and the Depositary entered into a deposit agreement dated as of May 31, 2001, and subsequently amended and restated that agreement as of February 20, 2002 (that agreement, as amended, the “Prior Deposit Agreement”) to reflect, inter alia, that the Issuer had become a U.S. reporting company; and

WHEREAS, the Issuer and the Depositary now wish to further amend the Prior Deposit Agreement to, among other things, (i) reflect that the Issuer has changed its name in connection with the merger of shares of Unibanco - União de Bancos Brasileiros S.A. and of Unibanco Holdings S.A. into Banco Itaú S.A., a wholly-owned subsidiary of the Issuer, (ii) provide that American Depositary Shares (as hereinafter defined) may be uncertificated securities or certificated securities evidenced by American Depositary Receipts (as hereinafter defined) and (iii) change the provisions relating to the fees of the Depositary; and

WHEREAS, the Issuer desires to provide, as hereinafter set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Issuer from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereby agree that, pursuant to Section 6.01 of the Prior Deposit Agreement, the Prior Deposit Agreement is hereby amended and restated as follows:

ARTICLE	1. DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01.        American Depositary Receipts

The term “American Depositary Receipts” shall mean the instrument evidencing American Depositary Shares substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions.

SECTION 1.02.        American Depositary Shares.

The term “American Depositary Shares” shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder, whether in certificated or uncertificated form. Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.03.        Beneficial Owner.

The term “Beneficial Owner” shall mean any person or entity having a beneficial interest in an American Depositary Share. A Beneficial Owner may or may not be the Owner of the Receipt evidencing the American Depositary Shares.

SECTION 1.04.        Brazilian Stock Exchange.

The term “Brazilian Stock Exchange” shall mean the Bolsa de Valores de São Paulo.

SECTION 1.05.        Business Day.

The term “Business Day” shall mean any day in which both the banks in São Paulo, Brazil and the banks in New York, New York are open for business.

SECTION 1.06.        CBLC

The term “CBLC” shall mean the Companhia Brasileira de Liquidação e Custódia (the Brazilian Clearing and Depository Corporation).

SECTION 1.07.        Central Bank.

The term “Central Bank” shall mean the Banco Central do Brasil and its successors.

SECTION 1.08.        Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States of America or any successor governmental agency in the United States of America.

SECTION 1.09.        Custodian.

The term “Custodian” shall mean the principal São Paulo, Brazil, office of Banco Itaú S.A., as agent of the Depositary for the purposes of this Deposit Agreement, any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute custodian hereunder, as the context shall require.

SECTION 1.10.        CVM.

The term “CVM” shall mean the Comissão de Valores Mobiliários (the Brazilian National Securities Commission) or any successor governmental agency in Brazil.

SECTION 1.11.        Deposit Agreement.

The term “Deposit Agreement” shall mean this Deposit Agreement, as the same may be amended or otherwise modified from time to time in accordance with the provisions hereof.

SECTION 1.12.        Depositary; Corporate Trust Office.

The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation and any successor as depositary hereunder. The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary, which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York, 10286. If the address of the Corporate Trust Office changes after the date of this Deposit Agreement, notice shall be given 30 days prior to such change by the Depositary to the Issuer of such new address. During such 30-day notification period, the Issuer shall send all communications to the Depositary's previous address.

SECTION 1.13.        Deliver.

The term “deliver”, or its noun form, when used with respect to Shares shall mean (i) one or more book-entry transfers to an account or accounts maintained with a depository institution authorized under applicable law to effect book-entry transfers of those securities or (ii) the physical transfer of certificates representing Shares.

SECTION 1.14.        Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.15.        Dollar.

The term “Dollar” or “Dollars” or “$” shall mean the lawful currency of the United States of America.

SECTION 1.16.        Estatuto.

The term “Estatuto” shall mean the “estatuto social” or equivalent organizational document of the Issuer.

SECTION 1.17.        Foreign Currency.

The term “Foreign Currency” shall mean currency other than Dollars.

SECTION 1.18.        Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares of the Issuer or any successor as registrar for the Shares of the Issuer and any other appointed agent of the Issuer for the transfer and registration of Shares.

SECTION 1.19.        Issuer.

The term “Issuer” shall mean Itaú Unibanco Banco Múltiplo S.A., a company incorporated under the laws of the Federative Republic of Brazil, and its successors.

SECTION 1.20.        Owner.

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose. An Owner of a Receipt may or may not be the Beneficial Owner thereof or of the American Depositary Shares evidenced thereby. The term “Owner” shall include registered holders of certificated or uncertificated American Depositary Shares.

SECTION 1.21.        Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, as amended from time to time in accordance with the terms thereof. A Receipt may evidence any number of American Depositary Shares.

SECTION 1.22.        Registrar.

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided and shall include any co-registrar appointed by the Depositary after consultation with the Issuer.

SECTION 1.23.        Restricted Receipts.

The term “Restricted Receipts” shall mean any Receipts issued pursuant to Section 4.04 hereunder in connection with the issuance of rights by the Issuer entitling holders thereof to acquire “Restricted Shares” as set forth in such Section. Any such Restricted Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws. Deposited Securities held by the Custodian or the Depositary in respect of Restricted Receipts shall be held in a separate account and shall not be commingled with other Deposited Securities (whether restricted or unrestricted). Restricted Receipts shall be assigned a distinct CUSIP number.

SECTION 1.24.        Restricted Securities.

The term “Restricted Securities” shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as defined in Rule 144 to the Securities Act of 1933), or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which would require registration under the Securities Act in connection with the offer and sale thereof in the United States of America, or which are subject to other restrictions on sale or deposit under the laws of the United States of America or the Federative Republic of Brazil, or under a shareholder agreement or the Estatuto of the Issuer.

SECTION 1.25.        Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.26.        Shares.

The term “Shares” shall mean preferred shares of the Issuer, no par value per share, heretofore validly issued and outstanding and fully paid or hereafter validly issued and outstanding and fully paid; provided, however, that if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares, the term “Shares” shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or event or such exchange or conversion. Reference to Shares shall include evidence of rights to receive Shares; provided that in no event shall the term “Shares” include evidence of rights to receive Shares with respect to which the full purchase price has not been paid.

ARTICLE	2. FORM OF RECEIPTS; DEPOSIT OF SHARES; EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.01.        Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York State; provided, however, that the Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement, and for all other purposes, and neither the Depositary nor the Issuer shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

SECTION 2.02.        Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by delivery thereof to the Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form reasonably satisfactory to such Custodian, together with all such certifications as may be required from the individual depositing the underlying Shares or any governmental agency, stock exchange, etc., by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under Brazilian laws and regulations and any necessary approval has been granted by any governmental body in Brazil, if any, which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Issuer or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to a Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates or evidence of ownership of title to Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates or evidence of ownership and title to Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates or evidence of ownership and title to the Issuer or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine. If any Deposited Securities are represented by Restricted Receipts, such Deposited Securities shall at all times be segregated from all other Deposited Securities (whether restricted or not).

SECTION 2.03.        Execution and Delivery of Receipts.

Upon receipt by the Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Issuer or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Issuer or Foreign Registrar that any Deposited Securities have been recorded upon the books of the Issuer or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.04.        Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement including payment of the fees of the Depositary as provided in Section 5.09, shall, without unreasonable delay, register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto but only upon payment to the Depositary of the fees of the Depositary as provided in Section 5.09.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Each co-transfer agent appointed under this Section 2.04 shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners and/or Beneficial Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary. The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Issuer.

SECTION 2.05.        Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement and any provisions of the Deposited Securities and other applicable laws, the Owner of such Receipt shall be entitled to delivery to him or upon his order, of the amount of Deposited Securities or evidence of ownership of and title to such Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities or evidence of ownership of and title to such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the São Paulo, Brazil, office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, the Estatuto of the Issuer, the provisions of the Deposited Securities and applicable law, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any cash dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash (and if permitted by law) other property (other than rights) comprising, and forward a certificate or certificates or such documents evidencing ownership of and title to such Deposited Securities and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable or facsimile transmission.

SECTION 2.06.        Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require (a) payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any transfer tax or other similar governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and (c) compliance with any regulations the Depositary may establish consistent with any laws or regulations applicable to Receipts and Deposited Securities, the provisions of this Deposit Agreement, including, without limitation, Section 7.07.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Issuer or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission or any securities exchange on which Receipts or Deposited Securities are listed, or under any provision of this Deposit Agreement or the provisions of the Deposited Securities, or for any other reason, subject to Section 7.07 of this Deposit Agreement. Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only (as permitted in General Instruction I.A.(1) to Form F-6) for (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such registration is not required.

The Depositary will comply with written instructions of the Issuer (received by the Depositary reasonably in advance) not to accept for deposit under this Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Issuer’s compliance with the securities laws of the United States of America and other jurisdictions.

SECTION 2.07.        Mutilated, Destroyed, Lost or Stolen Receipts.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) submitted to the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08.        Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized and directed to destroy Receipts so cancelled. Cancelled receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose.

SECTION 2.09.        Pre-Release of Receipts.

Without the prior written consent of the Issuer, the Depositary shall not permit Pre-Releases (as defined and described below). With the prior written consent of the Issuer, notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (“Pre-Release”). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the “Pre-Releasee”) that the Pre-Releasee or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Issuer, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10.        Maintenance of Records.

The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and cancelled and destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

SECTION 2.11.        Uncertificated American Depositary Shares; Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and Beneficial Owners of uncertificated American Depositary Shares as well as to Owners and Beneficial Owners of Receipts.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d) The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE	3. CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS.

SECTION 3.01.        Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner and Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary or the Issuer may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. Upon the request of the Issuer, the Depositary shall provide the Issuer (in a timely manner) with copies of all such certificates and such written representations and warranties provided to the Depositary under this Section 3.01. The Issuer may from time to time request Owners or Beneficial Owners to provide information as to the capacity in which such Owners or Beneficial Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Owner and Beneficial Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this paragraph.

SECTION 3.02.        Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner and the Beneficial Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.03.        Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid and nonassessable and not subject to any claim in respect of pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of such Shares or sale of Receipts evidencing American Depositary Shares representing such Shares by that person is not restricted under the Securities Act of 1933, the laws of Brazil or any regulations, any shareholder agreement, or any provisions of the Deposited Securities. Such representations and warranties shall survive the deposit of such Shares and issuance of Receipts.

SECTION 3.04.        Information Requests; Delivery of Information to the CVM.

The Issuer may from time to time request Owners of Receipts to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts as to the nature of such interest and various other matters. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Issuer requesting that the Depositary forward any such requests to the Owners and to forward to the Issuer any responses to such requests received by the Depositary. Each Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this Section 3.04 whether or not such person is still an Owner at the time of such request.

Each of the Depositary and the Issuer hereby confirms to the other that for as long as this Deposit Agreement is in effect, it shall furnish the CVM and the Central Bank, at any time and within the period that may be determined, with any information and documents related to the American Depositary Share program and the Receipts issued hereunder. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or the Custodian could be subject to criminal, or material, as reasonably determined by the Depositary, civil, liability as a result of the Issuer having failed to provide such information or documents reasonably available only through the Issuer, the Depositary shall have the right to terminate this Deposit Agreement, upon at least 30 days’ prior notice to the Owners and the Issuer, and the Depositary shall not be subject to any liability hereunder on account of such termination or such determination. In the event that the Issuer shall be advised in writing by reputable independent Brazilian counsel that the Issuer could be subject to criminal, or material, as reasonably determined by the Issuer, civil, liability as a result of the Depositary having failed to provide such information or documents reasonably available only through the Depositary, the Issuer shall have the right to instruct the Depositary to terminate this Deposit Agreement, upon at least 30 days’ prior notice to the Depositary, and the Issuer shall not be subject to any liability hereunder on account of such termination or such determination. The effect of any such termination of this Deposit Agreement shall be as provided in Section 6.02.

SECTION 3.05.        Ownership Restrictions

The Issuer may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Estatuto of the Issuer. The Issuer may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Owner or Beneficial Owner to exceed any such limits. The Issuer may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Owner in excess of the limitation set forth in the preceding sentence, including but not limited to, a mandatory sale or disposition on behalf of an Owner or Beneficial Owner of the Shares represented by the American Depositary Shares held by such Owner or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Estatuto of the Issuer. Upon receipt of instructions from the Issuer pursuant to this Section 3.05, the Depositary will take action reasonably practicable to execute such instructions. The Depositary shall incur no liability to Owners or Beneficial Owners for carrying out any instructions received from the Issuer pursuant to this Section 3.05.

SECTION 3.06.        Compliance with Information Requests.

Notwithstanding any other provision of this Deposit Agreement, each Owner agrees to comply with requests from the Issuer pursuant to Brazilian law, the rules of the Brazilian Stock Exchange, and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Estatuto of the Issuer, which are made to provide information, inter alia, as to the capacity in which such Owner owns Receipts (and Shares, as the case may be) and regarding the identity of any other person interested in such Receipts and the nature of such interest, and the Depositary agrees to use its reasonable efforts to comply with written instructions received from the Issuer requesting that the Depositary forward any such request from the Issuer to the Owners and to forward to the Issuer any such responses to such requests received by the Depositary, to the extent that disclosure is permitted under applicable law.

ARTICLE	4. THE DEPOSITED SECURITIES.

SECTION 4.01.        Cash Distributions.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary or the Custodian shall, in accordance with applicable law and subject to the provisions of Section 4.05, convert or cause to be converted as promptly as practicable such dividend or distribution, and shall, as promptly as practicable, distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary or the Custodian shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Issuer or its agent will remit to the appropriate governmental agency in Brazil all amounts withheld and owing to such agency. The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners or Beneficial Owners of Receipts.

SECTION 4.02.        Distributions other than Cash, Shares or Rights.

Subject to the provisions of Section 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall, upon consultation with the Issuer to the extent practicable, cause the securities or property received by it or the Custodian to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may obtain opinion(s) of United States and Brazilian counsel, as applicable, as to an equitable and practicable method of effecting such distribution and may rely on such opinion(s), which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property may be distributed by the Depositary to the Owners entitled thereto in accordance with such equitable and practicable method as the Depositary shall have adopted. The Depositary may withhold any distribution of securities under this Section 4.02 if it has not received satisfactory assurances from the Issuer that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.02 that is sufficient to pay its fees and expenses in respect of that distribution.

SECTION 4.03.        Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Issuer to the extent practicable, and shall if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees of the Depositary as provided in Section 5.09 (and the Depositary may sell, by public or private sale, an amount of the Shares received that is sufficient to pay its fees and expenses in respect of that distribution). The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Issuer that such distribution does not require registration under the Securities Act of 1933. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Depositary determines that any distribution (including Shares and rights to subscribe therefor) is subject to any taxes or other governmental charges which the Depositary is obligated to withhold, or, if after the Issuer, in the fulfillment of its obligation under Section 5.07 hereof, has furnished an opinion of counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Owners, the Depositary may, after consultation with the Issuer to the extent practicable, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, or effect the distribution of Restricted Securities, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

SECTION 4.04.        Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Issuer, and if requested in writing by the Issuer, shall take action as follows, subject to the terms of this Deposit Agreement: (a) if at the time of the offering of any rights, the Depositary determines in its reasonable discretion, after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, that it is lawful and feasible to make such rights available to all Owners, or certain Owners but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the registered Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights by such Holders; or (b) if at the time of the offering of any rights, the Depositary determines in its reasonable discretion, after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to all Owners or certain Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its reasonable discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights) for the account of the registered Owners otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.01 hereof.

Neither the Depositary nor the Issuer shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owners or Owners in particular.

If the Depositary does not receive such written request from the Issuer, the Depositary shall, after consultation with the Issuer, and after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Owners, or (ii) in disposing of such rights on behalf of such Owners and distributing the net proceeds available in dollars to such Owners as in the case of a distribution of cash pursuant to Section 4.01 hereof, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Owners or be disposed of and the net proceeds thereof made available to Owners.

Notwithstanding anything to the contrary in this Section 4.04, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver to such Owner “Restricted Receipts.” All such Restricted Receipts shall be assigned a separate CUSIP number and all Shares represented of such Restricted Receipts shall be held in a segregated account and will not be commingled with other Deposited Securities (whether restricted or unrestricted).

Notwithstanding anything to the contrary in this Section 4.04, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Issuer to offer such rights or such securities to Owners and to sell the securities represented by such rights, the Depositary will not offer such rights to the Owners (i) unless and until a registration statement under the Securities Act of 1933 or other applicable law covering such offering is in effect, or (ii) unless the Issuer furnishes the Depositary opinion(s) of counsel for the Issuer in the United States and counsel to the Issuer in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Owners of such Receipts are exempt from or do not require registration under the provisions of the Securities Act of 1933 or any other applicable laws. The Issuer shall have no obligation to register such rights or the securities represented by such rights under the Securities Act of 1933 or any other applicable law. Although Brazilian law contemplates the issuance of preemptive rights in negotiable form, a liquid market for preemptive rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of such rights.

References in this Section 4.04 to “Owners” are to Owners as of the record date fixed pursuant to Section 4.06.

SECTION 4.05.        Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights in respect of such Receipts, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted into Dollars, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars. If at the time of conversion of such Foreign Currency into Dollars such Dollars can, pursuant to applicable law, be transferred outside of Brazil for distribution to the Owners entitled thereto, such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation. Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If conversion of Foreign Currency into Dollars or distribution of Dollars or non-convertible Foreign Currency can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license, if any, as it may deem desirable; however, the Depositary shall be entitled to rely upon Brazilian local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If at any time any Foreign Currency received by the Depositary or the Custodian is not, pursuant to applicable law, convertible on a reasonable basis into Dollars transferable to the United States of America, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto until such time when the conversion of Foreign Currency can be effected for distribution.

SECTION 4.06.        Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall be as close as practicable to the record date applicable to the Deposited Securities, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (iii) who shall be responsible for any fee assessed by the Depositary pursuant to this Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05, 4.07 and 4.08 and to the other terms and conditions of this Deposit Agreement, the Owners at close of business on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions to exercise the rights of Owners hereunder with respect to such changed number of Shares and to act in respect of any other such matter.

SECTION 4.07.        Voting of Deposited Securities.

As of the date of this Deposit Agreement, the Shares do not give the holders thereof any voting rights. If in the future, the terms of the Shares should be revised or amended to provide for voting rights, or should such Shares obtain voting rights on account of the occurrence of any event or change, then, upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be subject to the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Issuer, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law and of the Estatuto of the Issuer and the provisions of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that, if the Depositary does not receive instructions, it may deem instructions to have been given under the penultimate sentence of this paragraph to give a discretionary proxy to a person designated by the Issuer. Upon the written request of an Owner of a Receipt on that record date, received on or before the date established by the Depositary for the purpose, the Depositary shall endeavor, in so far as practicable and permitted under applicable laws and the provisions of the Estatuto of the Issuer and the provisions of the Deposited Securities, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by that Receipt in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to Deposited Securities other than in accordance with instructions received from Owners or deemed received under the following sentence. If (i) the Issuer made a request to the Depositary as contemplated by the second sentence of this Section 4.07 and complied with the following paragraph of this Section 4.07 and (ii) no instructions are received by the Depositary from an Owner with respect to an amount of Deposited Securities represented by the American Depositary Shares evidenced by that Owner’s Receipts on or before the date established by the Depositary for that purpose, the Depositary shall deem that Owner to have instructed the Depositary to give, and the Depositary shall give, a discretionary proxy to a person designated by the Issuer with respect to that amount of Deposited Securities, except that such instruction shall not be deemed to have been given and the Depositary shall not give a discretionary proxy with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide that information as promptly as practicable in writing, if applicable) that (x) the Issuer does not wish to receive a discretionary proxy, (y) substantial opposition exists or (z) the matter materially and adversely affects the rights of holders of Shares. The Depositary shall not, and the Depositary shall ensure that the Custodian or any of its nominees shall not, exercise any voting discretion over any Deposited Securities.

If the Issuer will request the Depositary to act under the preceding paragraph, the Issuer shall give the Depositary notice of any such meeting or solicitation and details concerning the matters to be voted upon not less than the minimum number of days required by Brazilian law (including the regulations of the CVM) or the rules of the Brazilian Stock Exchange prior to the meeting date or date for giving such proxies or consents.

SECTION 4.08.        Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, to the extent permitted by law, the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall, if the Issuer shall reasonably request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09. Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary or the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer. The Depositary shall also send to the Owners copies of such reports when furnished by the Issuer pursuant to Section 5.06. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English.

SECTION 4.10. Lists of Owners.

Promptly upon request by the Issuer, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11. Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively, and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement. The Issuer or its agent shall remit to appropriate governmental authorities and agencies in Brazil all amounts, if any, withheld and owing to such authorities and agencies by the Issuer. The Depositary or its agent shall remit to appropriate governmental authorities and agencies in the United States of America all amounts, if any, withheld and owing to such authorities and agencies by the Depositary.

The Depositary shall forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies. The Depositary shall use reasonable efforts to make and maintain arrangements enabling Owners who are citizens or residents of the United States of America to receive the benefit of a reduced rate of withholding and any tax refunds, credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares.

SECTION 4.12. Power of Attorney.

Each Owner and Beneficial Owner, upon acceptance of a Receipt issued in accordance with the terms hereof, hereby appoints the Depositary its agent, with power to delegate, to act on its behalf and to take any and all steps and action provided for or contemplated herein with respect to the Deposited Securities and to take any and all procedures necessary to comply with Brazilian law, including, but not limited to, those set forth in Article IV hereof, and to take such further steps or actions as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

ARTICLE	5. THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

SECTION 5.01.        Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the written request of the Issuer.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States of America, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. Each Registrar and co-registrar appointed under this Section 5.01 shall give notice thereof in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

The Issuer shall have the right, at all reasonable times, to inspect transfer and registration records of the Depositary, the Registrar and any co-transfer agents or co-registrars and to require such parties to supply copies of such portions of their records as the Issuer may reasonably request.

SECTION 5.02.        Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their directors, employees, agents, affiliates or controlling persons shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States of America, Brazil or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Estatuto of the Issuer, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Issuer or any of their directors, employees, agents, affiliates or controlling persons shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their respective directors, employees, agents, affiliates or controlling persons incur any liability to any Owner or Beneficial Owner of any Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, (iii) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or holders, or (iv) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, because of applicable law, or for any other reason such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03.        Obligations of the Depositary, the Custodian and the Issuer.

The Issuer and its agents assume no obligation nor shall they be subject to any liability under this Deposit Agreement or the Receipts to Owners or Beneficial Owners of Receipts, except that they agree to perform their obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to any Owner or Beneficial Owner of any Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary and the Issuer undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Issuer or their respective agents.

Without limitation of the preceding, neither the Depositary nor the Issuer nor any of their respective directors, employees, agents, affiliates or controlling persons shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Issuer nor any of their respective controlling persons or agents shall be liable for any action or nonaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that, in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary and the Issuer may rely and shall be protected in acting upon any written notice, request, direction or other documents believed by them to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04.        Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder upon 60 days written notice of its election so to do (or a lesser amount of notice if satisfactory to the Issuer) delivered to the Issuer and to be effective upon the appointment of a successor depositary satisfactory to the Issuer and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Issuer in its sole discretion.

The Depositary may at any time be removed by the Issuer upon 60 days' written notice of such removal effective upon the appointment of a successor depositary satisfactory to the Issuer and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Issuer in its sole discretion.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.        The Custodian.

The Depositary, after consultation with the Issuer, may from time to time appoint an agent, as permitted by Brazilian law and any other applicable laws or regulations, to act for it as Custodian hereunder. The Custodian or its successor shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. Upon receiving notice of the Custodian’s resignation, the Depositary shall, promptly after receiving such notice, and after consultation with the Issuer, appoint a substitute custodian, which shall thereafter be the Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may, after consultation with the Issuer, appoint a substitute custodian, which shall thereafter be the Custodian hereunder. Upon demand of the Depositary the Custodian shall deliver such of the Deposited Securities or evidence of ownership and title of the Deposited Securities held by it as are requested of it to such substitute custodian. The substitute custodian shall deliver to the Depositary and the Issuer, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary and the Issuer.

The Depositary agrees with the Issuer that at no time shall there be more than one Custodian acting in connection with this Deposit Agreement.

Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06.        Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange for the translation into English and the prompt transmittal by the Issuer to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares. If requested in writing by the Issuer, the Depositary will arrange for the mailing, at the Issuer's expense, of copies of such notices, reports and communications to all Owners. The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as reasonably requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.07.        Distribution of Additional Shares, Rights, etc.

The Issuer agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for any such securities (each a “Distribution”), the Issuer will promptly furnish to the Depositary a written opinion from U.S. counsel for the Issuer, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a registration statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a registration statement under the Securities Act of 1933 is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such Distribution.

In the event that such registration under the Securities Act of 1933 would be required in connection with any such Distribution, the Issuer shall have no obligation to effect such registration.

In the event of any issuance of additional securities, the Issuer shall have no obligation to register such additional securities under the Securities Act of 1933 and, to the extent the Issuer in its discretion deems it necessary or advisable in order to avoid any requirement to register such additional securities under the Securities Act of 1933, may prevent Owners in the United States of America from purchasing any such additional securities (whether pursuant to pre-emptive rights or otherwise) and direct the Depositary not to accept any Shares for deposit for such period of time following the issuance of such additional securities and to adopt such other specific measures as the Issuer may reasonably request in writing.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by, controlling or under common control with the Issuer will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Issuer or by any company under its control, unless (i) a registration statement is in effects to such Shares under the Securities Act of 1933 or (ii) such deposit, and the issuance of Receipts in respect thereof, is exempt from registration under the Securities Act of 1933 as confirmed by a written opinion from counsel for the Issuer in the United States of America, which counsel shall be reasonably satisfactory to the Depositary. The Depositary will comply with the written instructions of the Issuer not to accept knowingly for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Issuer's compliance with the securities laws of the United States of America.

SECTION 5.08.        Indemnification.

The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, any fees and expenses incurred in seeking, enforcing or collecting that indemnity and the reasonable fees and expenses of counsel) that may arise out of or in connection with (a) any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States of America or out of (b) acts performed or omitted pursuant to or in connection with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates. The Issuer shall not indemnify the Depositary or any Custodian against any liability or expense arising out of information relating to the Depositary or any Custodian, as the case may be, furnished in writing to the Issuer and executed by the Depositary or the Custodian expressly for the use in any registration statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares evidenced by the American Depositary Shares.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09) of a Receipt or Receipts in accordance with Section 2.09 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Issuer), as applicable, furnished in writing and not materially changed or altered by the Issuer expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates against and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or any Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights otherwise than under this Section 5.08) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

SECTION 5.09.        Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time. The Depositary shall present its statement for such charges and expenses to the Issuer once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03) or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) plus any additional fees charged by any governmental authorities or other institutions such as the CBLC for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below and (9) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

SECTION 5.10.        Retention of Depositary Documents.

Except as otherwise explicitly provided herein, the Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a different period or turned over to the Issuer or to a successor depositary.

SECTION 5.11.        Exclusivity.

The Issuer agrees not to appoint any other depositary for issuance of American or global depositary shares or receipts so long as The Bank of New York Mellon is acting as Depositary hereunder.

SECTION 5.12.        List of Restricted Securities Owners

From time to time, the Issuer shall provide to the Depositary a list setting forth, to the actual knowledge of the Issuer, those persons or entities who beneficially own Restricted Securities and the Issuer shall update that list on a regular basis. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE	6. AMENDMENT AND TERMINATION.

SECTION 6.01.        Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended without the consent of any Owners or Beneficial Owners by written agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners or Beneficial Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations (or if any laws, rules or regulations become applicable to the Issuer) which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Issuer and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.02.        Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. In addition, if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04, the Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and for its obligations to the Issuer under Section 5.08 of that Agreement (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09. The obligations of the Depositary under Section 5.08 shall survive the termination of this Deposit Agreement.

ARTICLE	7. MISCELLANEOUS.

SECTION 7.01.        Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be retained by the Depositary and filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner of a Receipt at the Corporate Trust office of the Depositary and the principal corporate office of the Custodian designated by the Custodian during business hours.

SECTION 7.02.        No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03.        Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.        Beneficial Owners and Owners as Parties; Binding Effect.

The Beneficial Owners and Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof or any beneficial interest therein.

SECTION 7.05.        Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by internationally recognized courier service, or sent by cable, telex or facsimile transmission, confirmed by letter sent by hand delivery or internationally recognized courier service, addressed to Itaú Unibanco Banco Múltiplo S.A., Rua Ururaí, 111, São Paulo, São Paulo 03084-010, Brazil, Attention: Diretoria de Soluções para o Mercado de Capitais, Mr. Ricardo Lima Soares, Fax No.: 55-11-2797-4194, or any other place to which the Issuer may have transferred its principal office with notice to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by internationally recognized courier service, or sent by cable, telex or facsimile transmission, confirmed by letter sent by hand delivery or internationally recognized courier service, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: ADR Administration, telephone number (212) 815-2089, telecopy number (212) 571-3050, or any other place to which the Depositary may have transferred its Corporate Trust Office with notice to the Issuer.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request. All Beneficial Owners shall be deemed for all purposes hereof to be in receipt of any notice given or sent to Owners .

Notice given as aforesaid (i) to the Issuer or the Depositary shall be deemed to be effected when the messenger or internationally recognized courier services reports that delivery thereof (or of a confirmation thereof in the case of a cable, telex or facsimile transmission) was made to, or was refused at, the specified office, and (ii) to an Owner by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box.

SECTION 7.06.        Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.07.        Compliance With U.S. Securities Laws.

Notwithstanding any terms of this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States of America securities laws, including, but not limited to, Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

SECTION 7.08.        Submission to Jurisdiction; Appointment of Agent for Service of Process.

The Issuer hereby (i) irrevocably designates and appoints Banco Itaú, New York Branch, 540 Madison Avenue, New York, New York 10022-3731, Attention: General Manager, Mr. Ricardo Augusto Villela Pacheco, in the State of New York, as the Issuer's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Issuer further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. In the event the Issuer fails to continue such designation and appointment in full force and effect, the Issuer hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Issuer at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

IN WITNESS WHEREOF, ITAÚ UNIBANCO BANCO MÚLTIPLO S.A. and THE BANK OF NEW YORK MELLON have duly executed this Deposit Agreement as of the day and year first set forth above to be effective as of April 3, 2009 and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of American Depositary Shares issued in accordance with the terms hereof or any interest therein.

ITAÚ UNIBANCO BANCO MÚLTIPLO S.A.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Depositary

By:
Name:
Title:

OVERSTAMP:	Effective August 31, 2009, the Company’s new name is Itaú Unibanco Holding S.A.

EXHIBIT A

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one deposited Share)

THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR PREFERRED SHARES, WITHOUT PAR VALUE PER SHARE
OF
ITAÚ UNIBANCO BANCO MÚLTIPLO S.A.
(INCORPORATED UNDER THE LAWS OF THE FEDERATIVE REPUBLIC OF BRAZIL)

The Bank of New York Mellon as depositary (hereinafter called the “Depositary”), hereby certifies that __________________________________________________________, or registered assigns IS THE OWNER OF ____________________________________

AMERICAN DEPOSITARY SHARES

representing deposited preferred shares, without par value (herein called “Shares”), of Itaú Unibanco Banco Múltiplo S.A., a banking institution incorporated under the laws of the Federative Republic of Brazil (herein called the “Issuer”). At the date hereof, each American Depositary Share represents one Share, which is either deposited or subject to deposit under the deposit agreement at the principal São Paulo, Brazil, office of Banco Itaú S.A., (herein called the “Custodian”). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.	THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of March 30, 2009 to be effective as of April 3, 2009 (herein called the “Deposit Agreement”) among the Issuer, the Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender of this Receipt at the Corporate Trust Office of the Depositary, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, and any provisions of the Deposited Securities and other applicable laws, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities or evidence of ownership of and title to such Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities or evidence of ownership of and title to such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or the delivery of certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities or such documents evidencing ownership of and title to such Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, without unreasonable delay, upon surrender of this Receipt properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require (a) payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement or this Receipt, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and (c) compliance with any regulations the Depositary may establish consistent with any laws or regulations applicable to Receipts and Deposited Securities, the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph (22) hereof.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Issuer or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or any securities exchange on which Receipts or Deposited Securities are listed, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to paragraph (22) hereof. Notwithstanding any other provision of the Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only (as permitted in General Instruction I.A.(1) to Form F-6) for (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such registration is not required. The Depositary will comply with written instructions of the Issuer (received by the Depositary reasonably in advance) not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Issuer’s compliance with the securities laws of the United States of America and other jurisdictions.

The Issuer may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Estatuto of the Issuer. The Issuer may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Owner or Beneficial Owner to exceed any such limits. The Issuer may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Owner in excess of the limitation set forth in the preceding sentence, including but not limited to, a mandatory sale or disposition on behalf of an Owner or Beneficial Owner of the Shares represented by the American Depositary Shares held by such Owner or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Estatuto of the Issuer. Upon receipt of instructions from the Issuer pursuant to Section 3.05 of the Deposit Agreement, the Depositary will take action reasonably practicable to execute such instructions. The Depositary shall incur no liability to Owners or Beneficial Owners for carrying out any instructions received from the Issuer pursuant to Section 3.05 of the Deposit Agreement.

4.	LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner and the Beneficial Owner hereof shall remain liable for any deficiency.

5.	WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid and nonassessable and not subject to any claim in respect of pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts evidencing American Depositary Shares representing such Shares by that person is not restricted under the Securities Act of 1933, the laws of Brazil or any regulations, any shareholder agreement, or any provisions of the Deposited Securities. Such representations and warranties shall survive the deposit of such Shares and issuance of Receipts.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner and Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary or the Issuer may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. Upon the request of the Issuer, the Depositary shall provide the Issuer (in a timely manner) with copies of all such certificates and such written representations and warranties provided to the Depositary under this paragraph (6) and Section 3.01 of the Deposit Agreement. The Issuer may from time to time request Owners or Beneficial Owners to provide information as to the capacity in which such Owners or Beneficial Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Owner and Beneficial Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this paragraph. No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under Brazilian laws and regulations and any necessary approval has been granted by any governmental body in Brazil, if any, which is then performing the function of the regulation of currency exchange.

7.	CHARGES OF DEPOSITARY.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time. The Depositary shall present its statement for such charges and expenses to the Issuer once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement) or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) plus any additional fees charged by any governmental authorities or other institutions such as the CBLC for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of that Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below and (9) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to paragraph (8) hereof may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

8.	PRE-RELEASE OF RECEIPTS.

Without the prior written consent of the Issuer, the Depositary shall not permit Pre-Releases (as defined and described below). With the prior written consent of the Issuer, notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (“Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Issuer, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.	TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York State, provided, however, that the Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Issuer shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

10.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature or facsimile of a duly authorized signatory of the Depositary and if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature or facsimile of a duly authorized officer of the Registrar.

11.	REPORTS; INSPECTION OF TRANSFER BOOKS.

The Issuer is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission. Such reports will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary or the Custodian or the Nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Issuer pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Issuer or a matter related to the Deposit Agreement or the Receipts.

12.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary or the Custodian, in accordance with applicable law and subject to the provisions of Section 4.05 of the Deposit Agreement, will convert or cause to be converted as promptly as practicable such dividend or distribution, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States of America dollars transferable to the United States of America, and subject to the Deposit Agreement, will as promptly as practicable distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto, provided, however, that in the event that the Issuer or the Depositary or the Custodian is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03, or 4.04 of the Deposit Agreement, the Depositary will, upon consultation with the Issuer to the extent practicable, cause the securities or property received by it or the Custodian to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may obtain opinion(s) of United States and Brazilian counsel, as applicable, as to an equitable and practicable method of effecting such distribution and may rely on such opinion(s) which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property may be distributed by the Depositary to the Owners entitled thereto in accordance with such equitable and practicable method as the Depositary shall have adopted. The Depositary may withhold any distribution of securities under this Section 4.02 if it has not received satisfactory assurances from the Issuer that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.02 that is sufficient to pay its fees and expenses in respect of that distribution.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Issuer to the extent practicable, and shall, if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of the Shares received that is sufficient to pay its fees and expenses in respect of that distribution). The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Issuer that such distribution does not require registration under the Securities Act of 1933. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Depositary determines that any distribution (including Shares and rights to subscribe therefor) is subject to any taxes or other governmental charges which the Depositary is obligated to withhold, or, if after the Issuer, in the fulfillment of its obligation under Section 5.07 of the Deposit Agreement, has furnished an opinion of counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Owners, the Depositary may, after consultation with the Issuer to the extent practicable, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, or effect the distribution of Restricted Securities, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. The Issuer or its agent shall remit to appropriate governmental authorities and agencies in Brazil all amounts, if any, withheld and owing to such authorities and agencies by the Issuer. The Depositary or its agent shall remit to appropriate governmental authorities and agencies in the United States of America all amounts, if any, withheld and owing to such authorities and agencies by the Depositary.

The Depositary shall forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies. The Depositary shall use reasonable efforts to make and maintain arrangements enabling Owners who are citizens or residents of the United States of America to receive the benefit of a reduced rate of withholding and any tax refunds credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares.

13.	RIGHTS.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Issuer, and if requested in writing by the Issuer, shall take action as follows, subject to the terms of this Deposit Agreement: (a) if at the time of the offering of any rights, the Depositary determines in its reasonable discretion, after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, that it is lawful and feasible to make such rights available to all Owners, or certain Owners but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the registered Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights by such Holders; or (b) if at the time of the offering of any rights, the Depositary determines in its reasonable discretion, after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to all Owners or certain Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its reasonable discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights) for the account of the registered Owners otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.01 of the Deposit Agreement.

Neither the Depositary nor the Issuer shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owners or Owners in particular.

If the Depositary does not receive such written request from the Issuer, the Depositary shall, after consultation with the Issuer, and after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Owners, or (ii) in disposing of such rights on behalf of such Owners and distributing the net proceeds available in dollars to such Owners as in the case of a distribution of cash pursuant to Section 4.01 hereof, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Owners or be disposed of and the net proceeds thereof made available to Owners.

Notwithstanding anything to the contrary in Section 4.04 of the Deposit Agreement, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver to such Owner “Restricted Receipts.” All such Restricted Receipts shall be assigned a separate CUSIP number and all Shares represented of such Restricted Receipts shall be held in a segregated account and will not be commingled with other Deposited Securities (whether restricted or unrestricted).

Notwithstanding anything to the contrary in Section 4.04 of the Deposit Agreement, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Issuer to offer such rights or such securities to Owners and to sell the securities represented by such rights, the Depositary will not offer such rights to the Owners (i) unless and until a registration statement under the Securities Act of 1933 or other applicable law covering such offering is in effect, or (ii) unless the Issuer furnishes the Depositary opinion(s) of counsel for the Issuer in the United States and counsel to the Issuer in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Owners of such Receipts are exempt from or do not require registration under the provisions of the Securities Act of 1933 or any other applicable laws. The Issuer shall have no obligation to register such rights or the securities represented by such rights under the Securities Act of 1933 or any other applicable law. Although Brazilian law contemplates the issuance of preemptive rights in negotiable form, a liquid market for preemptive rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of such rights.

References in this Section 13 to “Owners” are to Owners as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement.

14.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights in respect of such Receipts, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted into Dollars, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars. If at the time of conversion of such Foreign Currency into Dollars can, pursuant to applicable law, be transferred outside of Brazil for distribution to the owners entitled thereto, such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation. Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If conversion of Foreign Currency into Dollars or distribution of Dollars or non-convertible Foreign Currency can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable; however, the Depositary shall be entitled to rely upon Brazilian local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If at any time any Foreign Currency received by the Depositary or the Custodian is not, pursuant to applicable law, convertible on a reasonable basis into Dollars transferable to the United States of America, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto until such time when the conversion of Foreign Currency can be effected for distribution.

15.	FIXING OF RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall be as close as practicable to the record date applicable to the Deposited Securities, (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (iii) who shall be responsible for any fee assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement. The Owners on such record date shall be entitled as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds or sale thereof in proportion to the number of American Depositary Shares held by them respectively, and to give voting instructions to exercise the rights of Owners under the Deposit Agreement with respect to such changed number of Shares and to act in respect of any other such matter.

16.	VOTING OF DEPOSITED SECURITIES.

As of the date of the Deposit Agreement, the Shares do not give the holders thereof any voting rights. If in the future, the terms of the Shares should be revised or amended to provide for voting rights, or should such Shares obtain voting rights on account of the occurrence of any event or change, then, upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be subject to the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Issuer, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law and of the Estatuto of the Issuer and the provisions of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that, if the Depositary does not receive instructions, it may deem instructions to have been given under the penultimate sentence of this paragraph to give a discretionary proxy to a person designated by the Issuer. Upon the written request of an Owner of a Receipt on that record date, received on or before the date established by the Depositary for the purpose, the Depositary shall endeavor, in so far as practicable practicable and permitted under applicable laws and the provisions of the Estatuto of the Issuer and the provisions of the Deposited Securities, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by that Receipt in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to Deposited Securities other than in accordance with instructions received from Owners or deemed received under the following sentence. If (i) the Issuer made a request to the Depositary as contemplated by the second sentence of Section 4.07 of the Deposit Agreement and complied with the second paragraph of that Section 4.07 and (ii) no instructions are received by the Depositary from an Owner with respect to an amount of Deposited Securities represented by the American Depositary Shares evidenced by that Owner’s Receipts on or before the date established by the Depositary for that purpose, the Depositary shall deem that Owner to have instructed the Depositary to give, and the Depositary shall give, a discretionary proxy to a person designated by the Issuer with respect to that amount of Deposited Securities, except that such instruction shall not be deemed to have been given and the Depositary shall not give a discretionary proxy with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide that information as promptly as practicable in writing, if applicable) that (x) the Issuer does not wish to receive a discretionary proxy, (y) substantial opposition exists or (z) the matter materially and adversely affects the rights of holders of Shares. The Depositary shall not, and the Depositary shall ensure that the Custodian or any of its nominees shall not, exercise any voting discretion over any Deposited Securities.

If the Issuer will request the Depositary to act under the preceding paragraph, the Issuer shall give the Depositary notice of any such meeting or solicitation and details concerning the matters to be voted upon not less than the minimum number of days required by Brazilian law (including the regulations of the CVM) or the rules of the Brazilian Stock Exchange prior to the meeting date or date for giving such proxies or consents.

17.	CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, to the extent permitted by law new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall, if the Issuer shall reasonably request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.	LIABILITY OF THE ISSUER AND DEPOSITARY.

Neither the Depositary nor the Issuer nor any of their directors, employees, agents, affiliates or controlling persons shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States of America, Brazil, or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Estatuto of the Issuer or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Issuer or any of their directors, employees, agents, affiliates or controlling persons shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their respective directors, employees, agents, affiliates or controlling persons incur any liability to any Owner or Holder of any Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, (iii) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or holders, or (iv) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, because of applicable law or for any other reason such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Issuer nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement or this Receipt to Owners or holders of Receipts; except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. The Depositary and the Issuer undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Issuer or their respective agents. Without limitation of the preceding, neither the Depositary nor the Issuer nor any of their respective directors, employees, agents, affiliates or controlling persons shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Issuer nor any of their respective controlling persons or agents shall be liable for any action or nonaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary and the Issuer may rely on and shall be protected in acting upon any written notice, request, direction or other documents believed by them to be genuine and to have been signed by the proper party or parties.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement upon 60 days written notice of its election so to do (or a lesser amount of notice if satisfactory to the Issuer) delivered to the Issuer and to be effective upon the appointment of a successor depositary satisfactory to the Issuer and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Issuer in its sole discretion. The Depositary may at any time be removed by the Issuer upon 60 days' written notice of such removal effective upon the appointment of a successor depositary satisfactory to the Issuer and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Issuer in its sole discretion. In case at any time the Depositary shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may, after consultation with the Issuer, appoint a substitute custodian.

20.	AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended without the consent of the Owners or Beneficial Owners by written agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners or Beneficial Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations (or if any laws, rules or regulations become applicable to the Issuer) which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Issuer and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

21.	TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. In addition, if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement, the Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses. The obligations of the Depositary under Section 5.08 of the Deposit Agreement shall survive the termination of the Deposit Agreement.

22.	COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Issuer and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the United States of America securities laws, including, but not limited to Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23.	DISCLOSURE OF INTERESTS.

The Issuer may from time to time request Owners of Receipts to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. The Depositary agrees to use reasonable efforts to comply with reasonable written instructions received from the Issuer requesting that the Depositary forward any such requests to the Owner and to forward to the Issuer any such responses to such requests received by the Depositary.

Each of the Depositary and the Issuer hereby confirms to the other that for as long as the Deposit Agreement is in effect, it shall furnish the CVM and the Central Bank, at any time and within the period that may be determined, with any information and documents related to the American Depositary Share program and the Receipts issued thereunder. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or the Custodian could be subject to criminal, or material, as reasonably determined by the Depositary, civil, liability as a result of the Issuer having failed to provide such information or documents reasonably available only through the Issuer, the Depositary shall have the right to terminate the Deposit Agreement, upon at least 30 days’ prior notice to the Owners and the Issuer, and the Depositary shall not be subject to any liability thereunder on account of such termination or such determination. In the event that the Issuer shall be advised in writing by reputable independent Brazilian counsel that the Issuer could be subject to criminal, or material, as reasonably determined by the Issuer, civil, liability as a result of the Depositary having failed to provide such information or documents reasonably available only through the Depositary, the Issuer shall have the right to instruct the Depositary to terminate the Deposit Agreement, upon at least 30 days’ prior notice to the Depositary, and the Issuer shall not be subject to any liability thereunder on account of such termination or such determination. The effect of any such termination of the Deposit Agreement shall be as provided in Section 6.02.

Notwithstanding any other provision of the Deposit Agreement, each Owner agrees to comply with requests from the Issuer pursuant to Brazilian law, the rules of the Brazilian Stock Exchange, and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Estatuto of the Issuer, which are made to provide information, inter alia, as to the capacity in which such Owner owns Receipts (and Shares, as the case may be) and regarding the identity of any other person interested in such Receipts and the nature of such interest, and the Depositary agrees to use its reasonable efforts to comply with written instructions received from the Issuer requesting that the Depositary forward any such request from the Issuer to the Owners and to forward to the Issuer any such responses to such requests received by the Depositary, to the extent that disclosure is permitted by applicable law.

24.	POWER OF ATTORNEY.

Each Owner and Beneficial Owner, upon acceptance of a Receipt issued in accordance with the terms hereof, hereby appoints the Depositary its agent, with power to delegate, to act on its behalf and to take any and all steps and action provided for or contemplated herein with respect to the Deposited Securities and to take any and all procedures necessary to comply with Brazilian law, including, but not limited to, those set forth in Article IV hereof, and to take such further steps or actions as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

25.	SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

The Issuer hereby (i) irrevocably designates and appoints, Banco Itaú, New York Branch, 540 Madison Avenue, New York, N.Y. 10022-3731, Attention: General Manager, Mr. Ricardo Augusto Villela Pacheco, in the State of New York, as the Issuer's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer agrees to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Issuer further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. In the event the Issuer fails to continue such designation and appointment in full force and effect, the Issuer hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Issuer at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

26.	UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to the Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and holders of uncertificated American Depositary Shares as well as to Owners and holders of Receipts.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d) The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.